                                                                   Exhibit 10.10


            TRANSFER OF CERTAIN ASSETS OF AMERICAN UNITED GLOBAL, INC.
                     TO CONNECTSOFT COMMUNICATIONS CORPORATION
             -----------------------------------------------------------

    THIS ASSET TRANSFER AGREEMENT ("Agreement"), dated as of the 31st day of July, 1997, by and between AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("Seller"), having a business address at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004 and CONNECTSOFT COMMUNICATIONS CORPORATION, a Delaware corporation ("ConnectSoft"), having a business address at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004.

    WHEREAS, effective July 31, 1997, ConnectSoft Holdings, Inc., a Washington corporation ("Old ConnectSoft"), transferred the exclusive rights to the development of unified, intelligent communications proprietary software product for office and residential applications ("FreeAgent") to Seller, including the Hewlett-Packard software license agreement (the "HP Agreement") (collectively, the "FreeAgent Business") ; and

    WHEREAS, Seller desires to transfer the FreeAgent Business to ConnectSoft.

    NOW THEREFORE, in consideration of the covenants and agreements made herein, and for the sum of Ten and no/100 ($10.00) Dollars and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1. The Seller, as its full interests in the FreeAgent Business may appear, hereby absolutely and unconditionally grants, transfers and assigns to ConnectSoft all of the right, title and interest of Seller in and to all of the FreeAgent Business currently held by Seller, including the assets (the "FreeAgent Assets") as more specifically identified below, and the Seller acknowledges the separate values for each of such categories of specified FreeAgent Assets and the total value of THREE HUNDRED EIGHTY ONE THOUSAND FOUR HUNDRED ELEVEN DOLLARS AND SEVENTY-ONE CENTS

($381,411.71) for all of the FreeAgent Assets (the "Total Asset Value"), as set forth on SCHEDULE A annexed hereto. In addition, ConnectSoft does hereby agree to employ all of the employees identified on SCHEDULE B annexed hereto in connection with its development of the FreeAgent Business, and the Seller agrees to use its best efforts to make such persons available for employment by ConnectSoft as employees at will (subject to certain of such persons being employed by ConnectSoft under the terms of employment agreements, as determined in the discretion of ConnectSoft). ConnectSoft does hereby agree to assume certain third-party liabilities of Seller related to the operation of the FreeAgent Business (the "Assumed Third-Party Liabilities") as identified on SCHEDULE C annexed hereto. Finally, the Seller and ConnectSoft have agreed to enter into the Sublease Agreement in the form of EXHIBIT I annexed hereto, which Sublease Agreement shall take effect in accordance with the terms thereof.

    2. (i) In consideration for the transfer of the FreeAgent Business, ConnectSoft does hereby agree to pay to the Seller, as the full purchase price for its acquisition of the FreeAgent Business under the terms of this Agreement, the "Total Value". The amount of the Total Value shall equal the aggregate of the purchase price for the FreeAgent Assets (the "Purchase Price"), plus the assumption by ConnectSoft of the Assumed Third-Party Liabilities.

The Purchase Price shall be payable as follows:

         A. ConnectSoft shall issue and deliver to the Seller stock certificates evidencing Two Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine (2,999,999) shares of Common Stock, $.001 par value, of ConnectSoft (the "Common Stock") as the "Stock Price", which Stock Price the parties hereto value at One Million ($1,000,000) Dollars; and

         B. ConnectSoft shall pay the balance of the Purchase Price, ONE MILLION ONE HUNDRED THIRTY-NINE THOUSAND FIVE HUNDRED SIXTY-FIVE DOLLARS AND THIRTY-SIX CENTS ($1,139,565.36) (the "Note Price"), by delivery to the Seller of a demand note bearing interest at 8% per annum (the "Asset Transfer Promissory Note"); PROVIDED, that in the event that the initial public offering of ConnectSoft equity securities ("IPO") closes on or before December 31, 1997, a portion of the net proceeds of such IPO shall be used to repay all of the Note Price and all accrued interest thereon.

    (ii) Immediately following the full execution of this Agreement by all parties hereto, the Seller shall deliver to ConnectSoft documentation, as may be required, which transfers the FreeAgent Assets to ConnectSoft, ConnectSoft shall deliver to the Seller the Stock Price and the Note Price and ConnectSoft and Seller shall execute and deliver such additional documentation , as required, which transfers to and results in the assumption by ConnectSoft of the Assumed Third-Party Liabilities.

    3. Seller does hereby indemnify and hold ConnectSoft harmless to the fullest extent permitted by law for and against any losses, claims, liabilities, damages, debt, actions [including reasonable and documented costs (including without limitation, costs of preparation and reasonable attorney's fees and disbursements) and expenses, including reasonable expenses of investigation)] which arise out of the business and operations of Old ConnectSoft on or prior to the Closing Date, other than matters arising after September 1, 1996 which are related to the FreeAgent Business, the activities of Old ConnectSoft related to the development and utilization of the FreeAgent Business and the obligations which may have been incurred by Old ConnectSoft in connection with the development and utilization of the FreeAgent Business; PROVIDED, that notwithstanding any limitations contained herein, Seller's obligation to indemnify ConnectSoft shall include matters which arise at any time and which relate in any way to (i) Old ConnectSoft's acts of transfer to Seller of the FreeAgent Business, (ii) Seller's acts of transfer of the FreeAgent Business to ConnectSoft, and (iii) the results of such transfers upon Old ConnectSoft, and/or ConnectSoft.

    4. This Agreement shall be governed by and in accordance with the laws of the State of Washington without regard to principles and conflicts of law. All amounts payable hereunder or under the Asset Transfer Promissory Note or under any other document evidencing, securing or pertaining to the Asset Transfer Promissory Note shall be payable to the Seller in the State of Washington.

    5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    6. Any waiver by any party of any provision of this Agreement or of any right, remedy or option hereunder shall not be controlling, nor shall it prevent or stop such party from thereafter enforcing such provision, right, remedy or option, and the failure or refusal of any party to insist in any one or more instances upon the strict performance of any of the terms or provisions of this Agreement shall not be construed as a waiver or relinquishment for the future of any such term or provision, but the same shall continue in full force and effect, it being understood and agreed that any party's remedies and options hereunder are and shall be cumulative and are in addition to all other rights, remedies and options of such party in law or in equity or under any other agreement.

    7. All personal pronouns used in this Agreement whether used in the masculine, feminine or neuter gender shall include all other genders; the singular shall include the plural and vice versa.

    8. In the event that any provision of this Agreement or the application thereof to any party or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby nor shall same affect type validity or enforceability of any other provision of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                        CONNECTSOFT COMMUNICATIONS CORPORATION
                        (a Delaware corporation)

                        By: /s/ Robert Marcus
                           -----------------------------
                        Name:  Robert Marcus
                        Title: President and CEO

                        AMERICAN UNITED GLOBAL, INC.
                        (a Delaware corporation)

                        By: /s/ Robert Rubin
                           -----------------------------
                        Name:  Robert Rubin
                        Title: Chairman and CEO

                                      SCHEDULE A
                                      ----------


Computer Equipment                             $ 268,912

Furniture and Fixtures                            12,500

Trademarks and Patents                                --

------------------------------------------------------------
Total Fixed Assets                             $ 381,412

                                      SCHEDULE B
                                      ----------

                             Jeffrey J. Bach
                             John T. Billingsley
                             Daniel E. Boerner
                             Alexander F. Caskey
                             D. Benjamin Clark
                             Robert A. Dain
                             David Dolson
                             Gerald S. Downey
                             Randy W. Goodson
                             Howard H. Heflin
                             Steve. S. Kaiser
                             Bruce D. Long
                             Robert H. Marcus
                             Charles Martin
                             Justin E. Meaney
                             Marco Menato
                             Alan R. Mitchell
                             Jon E. Pickett
                             Patricia E. Snow
                             Arjun J. Teneja
                             Nathan F. Waddoups
                             Douglas Wallis

                                      SCHEDULE C
                                      ----------


Obligations under HP Agreement                   $ 750,000

Accounts Payable and other Liabilities             325,183
---------------------------------------------------------------------
Total                                            $1,075,183

                                      EXHIBIT I
                                      ---------



























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